Exhibit 99.1

Alaska Communications Reports First Quarter 2017 Results

-Operating performance of top and bottom line growth driven by 11% broadband revenue growth-

-Repurchased $84.0 million, or 89%, of its outstanding 6.25% Convertible Notes due 2018-

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 4, 2017--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2017.

“We continue steady progress on the operating front with top and bottom line growth, driven primarily by broadband revenue growth of 11.1%. New fiber capacity to the North Slope through our Quintillion partnership and several new IT partnership certifications provide opportunities for differentiation and continued growth,” said Anand Vadapalli, president and CEO of Alaska Communications.

“With a successful tender for our convertible notes, we are also pleased with the completion of our refinancing activity extending our debt maturities. We remain well positioned to drive long term shareholder value,” concluded Vadapalli.

Revenue Highlights: First Quarter 2017 Compared to First Quarter 2016

  Total revenues:
    Revenue increased to $56.7 million, up 0.7 percent from $56.3 million.
    Total broadband revenue reached $31.0 million, up 11.1 percent from $27.9 million.
  Business and wholesale:
    Comprised 60.9 percent of total revenue.
    Revenue grew to $34.5 million, up 2.9 percent from $33.6 million.
    Broadband revenues reached $24.6 million, up 12.9 percent from $21.8 million.
  Consumer:
    Comprised 16.4 percent of total revenue.
    Revenue was $9.3 million, down 2.1 percent from $9.5 million.
    Broadband revenue was $6.4 million, up 4.5 percent from $6.1 million.
  Regulatory:
    Comprised 22.7 percent of total revenue.
    Revenue was $12.9 million, down 2.9 percent from $13.3 million.

Financial Metrics: First Quarter 2017 compared to First Quarter 2016

  Operating income was $4.6 million, compared to $4.3 million.
  Net loss was $0.7 million, compared to net income of $0.1 million, including loss on extinguishment of debt of $2.3 million and $0.3 million, respectively.
  Net cash provided by operating activities was $5.3 million, compared to $10.2 million. The difference reflects higher accounts receivable at March 31 2017 over 2016 reflecting several transactions closing late in the quarter.
  Capital expenditures were $5.1 million, compared to $5.2 million.

Balance Sheet Metrics: March 31, 2017 compared to December 31, 2016

  Cash was $12.0 million, compared to $21.2 million. In March, the company entered into a new $180.0 million senior credit facility and placed $94.0 million in restricted cash designated for the repurchase, or settlement at maturity, of its 6.25% convertible notes due 2018. The remaining proceeds, plus cash on hand, were used to repay long-term debt and related expenses of $93.3 million. On April 17, $84.0 million of the restricted cash was used to settle 89.3% of the convertible notes, leaving $10 million in restricted cash for settlement of the notes.
  Net debt was $171.3 million, compared to $162.8 million. This increase reflects the utilization of $6.5 million cash in the settlement of the 2015 Senior Credit Facilities and other changes in working capital.

Non-GAAP Metrics: First Quarter 2017 compared to First Quarter 2016

  Adjusted EBITDA was $14.1 million, compared to $13.9 million.
  Adjusted free cash flow was $7.5 million, compared to $8.5 million, which included $2.7 million of proceeds on the sale of fiber.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “We are pleased with the results of the refinance of our balance sheet and expect to see the benefits going forward. For 2017, we are on track for our annual revenue guidance, while providing free cash flow guidance for the year as below. While timing of revenue and cash flow will fluctuate quarter to quarter, we believe our full-year 2017 free cash flow performance will provide a baseline from which we expect to see annual increases.”

2017 Guidance:

The company updated guidance as follows:

  Confirmed Total Wireline Revenue between $229 million and $235 million
  Confirmed Adjusted EBITDA between $59 million and $61 million
  Confirmed Capital Expenditures between $35 million and $38 million
  Adjusted Free Cash Flow between $4 million and $7 million

Conference Call

The Company will host a conference call and live webcast on Thursday, May 4, 2017 at 3:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-855-303-0062 and enter pass code 842937. All other parties can access the call at 1-719-785-1762 and use the same code.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 3, 2017 at 6:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 8667848. All other parties can call 1-719-457-0820 and enter pass code 8667848.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $6.0 million in the three-month period of 2017).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes, adverse economic conditions, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2017	2016

Operating revenues	$56,731	$56,328

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	25,142	26,128
Selling, general & administrative	18,093	17,340
Depreciation and amortization	8,903	8,520
Loss on disposal of assets, net	19	24

Total operating expenses	52,157	52,012

Operating income	4,574	4,316

Other income and (expense):
Interest expense	(3,845)	(3,869)
Loss on extinguishment of debt	(2,276)	(336)
Interest income	7	5
Total other income and (expense)	(6,114)	(4,200)

(Loss) income before income tax benefit (expense)	(1,540)	116

Income tax benefit (expense)	832	(63)

Net (loss) income	(708)	53

Less net loss attributable to noncontrolling interest	(32)	(33)

Net (loss) income attributable to Alaska Communications	$(676)	$86

Net (loss) income per share attributable to Alaska Communications:
Basic and Diluted	$(0.01)	$0.00

Weighted average shares outstanding:
Basic	52,011	50,742
Diluted	52,011	51,637

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2017	2016

Current assets:
Cash and cash equivalents	$11,978	$21,228
Restricted cash	95,917	1,917
Accounts receivable, net of allowance of $1,089 and $1,115	28,938	25,062
Materials and supplies	5,281	4,917
Prepayments and other current assets	6,506	5,995
Total current assets	148,620	59,119

Property, plant and equipment	1,355,147	1,349,899
Less: accumulated depreciation and amortization	(991,577)	(983,050)
Property, plant and equipment, net	363,570	366,849

Deferred income taxes	15,521	14,718
Other assets	1,621	1,674
Total assets	$529,332	$442,360

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$3,570	$1,973
Accounts payable, accrued and other current liabilities	37,554	38,180
Advance billings and customer deposits	4,196	4,167
Total current liabilities	45,320	44,320

Long-term obligations, net of current portion	265,060	177,626
Other long-term liabilities, net of current portion	60,569	61,538
Total liabilities	370,949	283,484
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	524	515
Additional paid in capital	158,198	159,474
Retained earnings	1,421	752
Accumulated other comprehensive loss	(2,773)	(2,910)
Total Alaska Communications stockholders' equity	157,370	157,831
Noncontrolling interest	1,013	1,045
Total stockholders' equity	158,383	158,876

Total liabilities and stockholders' equity	$529,332	$442,360

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	$(708)	$53
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,903	8,520
Loss on the disposal of assets, net	19	24
Amortization of debt issuance costs and debt discount	1,025	1,016
Loss on extinguishment of debt	2,276	336
Amortization of deferred capacity revenue	(847)	(847)
Stock-based compensation	610	805
Deferred income tax (benefit) expense	(832)	267
Tax deficiencies from share-based payments	-	(51)
Charge (benefit) for uncollectible accounts	89	(132)
Other non-cash expense, net	145	217
Income taxes payable (receivable)	574	(730)
Changes in operating assets and liabilities	(5,956)	703
Net cash provided by operating activities	5,298	10,181

Cash Flows from Investing Activities:
Capital expenditures	(5,148)	(5,175)
Capitalized interest	(243)	(303)
Change in unsettled capital expenditures	(1,225)	(4,225)
Proceeds on sale of assets	3	2,663
Net cash used by investing activities	(6,613)	(7,040)

Cash Flows from Financing Activities:
Repayments of long-term debt	(86,806)	(10,617)
Proceeds from the issuance of long-term debt	180,000	-
Debt issuance costs and discounts	(5,217)	(37)
Cash paid for debt extinguishment	(1,313)	(150)
Payment of withholding taxes on stock-based compensation	(599)	(472)
Net cash provided (used) by financing activities	86,065	(11,276)

Change in cash, cash equivalents and restricted cash	84,750	(8,135)

Cash, cash equivalents and restricted cash, beginning of period	23,145	37,825

Cash, cash equivalents and restricted cash, end of period	$107,895	$29,690

Supplemental Cash Flow Data:
Interest paid	$1,536	$1,797
Income taxes (refunded) paid, net	$(574)	$577

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2017	2016

Net (loss) income	$(708)	$53
Add (subtract):
Interest expense	3,845	3,869
Loss on extinguishment of debt	2,276	336
Interest income	(7)	(5)
Depreciation and amortization	8,903	8,520
Loss on disposal of assets, net	19	24
Income tax (benefit) expense	(832)	63
Stock-based compensation	610	805
Long-term cash incentives	-	211
Pension adjustment	-	21
Net loss attributable to noncontrolling interest	32	33

Adjusted EBITDA	$14,138	$13,930

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $6.0 million in the three-month period ended March 31, 2017.

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed below is not consistent with the definition of Consolidated EBITDA referenced in our 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, pension adjustments, net loss attributable to noncontrolling interest and expenses under the Company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure, which ended in 2016, to mitigate the dilutive impact of additional share issuances for executive compensation.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH FROM OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2017	2016

Net cash provided by operating activities	$5,298	$10,181
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(5,148)	(5,175)
Proceeds on sale of fiber to joint venture partner	-	2,650
Amortization of deferred capacity revenue	847	847
Amortization of GCI capacity revenue	(511)	(509)
Amortization of debt issuance costs and debt discount	(1,025)	(1,016)
Interest expense	3,845	3,869
Interest paid	(1,536)	(1,797)
Interest income	(7)	(5)
Income tax expense	(832)	63
Income taxes (payable) receivable	(574)	730
Income taxes refunded (paid), net	574	(577)
Deferred income tax benefit (expense)	832	(267)
Tax deficiencies from share-based payments	-	51
(Charge) benefit for uncollectible accounts	(89)	132
Long-term cash incentives	-	211
Pension adjustment	-	21
Net loss attributable to noncontrolling interest	32	33
Other non-cash expense, net	(145)	(217)
Changes in operating assets and liabilities	5,956	(703)
Adjusted free cash flow	$7,517	$8,522

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2017	2016

Adjusted EBITDA	$14,138	$13,930

Less:
Capital expenditures	(5,148)	(5,175)
Proceeds on sale of fiber to joint venture partner	-	2,650
Amortization of GCI capacity revenue	(511)	(509)
Income taxes refunded (paid), net	574	(577)
Interest paid	(1,536)	(1,797)

Adjusted free cash flow*	$7,517	$8,522

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, and cash receipts and payments associated with the purchase of the North Slope fiber network and establishment of our joint venture with QHL. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash provided (used) by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Business and wholesale revenue
Business broadband	$16,281	$14,180	$16,281	$14,180
Business voice and other	6,631	7,090	6,631	7,090
Managed IT services	907	1,081	907	1,081
Equipment sales and installations	774	1,587	774	1,587
Wholesale broadband	8,317	7,598	8,317	7,598
Wholesale voice and other	1,629	2,015	1,629	2,015

Total business and wholesale revenue	34,539	33,551	34,539	33,551
Growth in business and wholesale	2.9%		2.9%
Consumer revenue
Broadband	6,418	6,142	6,418	6,142
Voice and other	2,910	3,382	2,910	3,382
Total consumer revenue	9,328	9,524	9,328	9,524

Total business, wholesale, and consumer revenue	43,867	43,075	43,867	43,075
Growth in business, wholesale and consumer revenue	1.8%		1.8%
Growth in broadband revenue	11.1%		11.1%

Regulatory revenue
Access	7,941	8,172	7,941	8,172
High cost support	4,923	5,081	4,923	5,081
Total regulatory revenue	12,864	13,253	12,864	13,253

Total revenue	$56,731	$56,328	$56,731	$56,328
Growth in total revenue	0.7%		0.7%

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016	Sequential Change		YoY Change

Voice:
Business access lines (1)	73,313	73,977	76,262	(664)	-0.9%	(2,949)	-3.9%
Consumer access lines	32,519	33,418	36,567	(899)	-2.7%	(4,048)	-11.1%

Voice ARPU business (1)	$23.21	$22.44	$23.36	$0.77	3.4%	$(0.15)	-0.6%
Voice ARPU consumer	$27.66	$27.83	$28.39	$(0.17)	-0.6%	$(0.73)	-2.6%

Broadband:
Business connections	15,223	15,239	15,189	(16)	-0.1%	34	0.2%
Consumer connections	34,917	34,603	33,850	314	0.9%	1,067	3.2%

Broadband ARPU business	$356.06	$337.98	$309.36	$18.08	5.3%	$46.70	15.1%
Broadband ARPU consumer	$61.22	$61.26	$60.59	$(0.04)	-0.1%	$0.63	1.0%

Churn:
Business voice	0.8%	1.1%	1.0%	-0.3%	-27.3%	-0.2%	-20.0%
Consumer broadband	2.1%	2.2%	2.2%	-0.1%	-4.5%	-0.1%	-4.5%
Consumer voice	1.3%	1.4%	1.6%	-0.1%	-7.1%	-0.3%	-18.8%

(1)	How we calculate broadband and voice connections has changed to exclude certain connections.
	Historical amounts for the period March 31, 2016 have been restated to reflect appropriate comparisons period over period.

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	March 31,	December 31,
	2017	2016
2017 senior secured credit facility due 2023	$180,000	$-
Debt discount - 2017 senior secured credit facilities due 2023	(3,168)	-
Debt issuance costs - 2017 senior secured credit facilities due 2023	(3,355)	-
2015 senior secured credit facilities due 2018	-	86,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	-	(1,738)
6.25% convertible notes due 2018	94,000	94,000
Debt discount - 6.25% convertible notes due 2018	(1,754)	(2,271)
Debt issuance costs - 6.25% convertible notes due 2018	(361)	(467)
Revolving credit facility loan	-	-
Capital leases and other long-term obligations	3,268	3,325
Total debt	268,630	179,599
Less current portion	(3,570)	(1,973)
Long-term obligations, net of current portion	$265,060	$177,626

Total debt	$268,630	$179,599
Plus debt discounts and debt issuance costs	8,638	4,476
Gross debt	277,268	184,075
Cash and cash equivalents	(11,978)	(21,228)
Restricted cash held for 6.25% convertible notes due 2018	(94,000)	-
Net debt	$171,290	$162,847

CONTACT:
Alaska Communications
Investor Contact:
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com